Exhibit 10.9

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Agreement”), dated as of June 30, 2015, is executed by Trident Resources LLC, a North Dakota limited liability company (together with its successors and assigns, the “Company”), and American Power Group Corporation (the “Lender”).

WHEREAS, the Company desires for the Lender to make a loan to the Company, as described in this Agreement; and

WHEREAS, the Lender is willing to make such loan, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the agreements of the parties herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 3 hereof.

“Note” means that certain senior secured demand promissory note dated as of the date hereof, executed by the Company.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Lender of every kind and description (whether or not evidenced by the Note or any other note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Note, including, without limitation, any and all interest, fees, charges, expenses, attorneys’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of the Lender; and (e) Liens upon any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto.
“Principal Office” means the Company’s chief executive office, located as of the date of this Agreement at 110 Main Street, P.O. Box 45, Turtle Lake, North Dakota 58575.

“UCC” means the Uniform Commercial Code as in effect in the State of Iowa from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Note. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.Certain Agreements.

(a)    The Company shall use the borrowings under this Agreement solely for the purpose of paying to SBP II, LLC Successor-in-interest to SBP, LLC (“SBP”) the final installment and cumulative accrued interest owed by the Company on the purchase of certain wellhead processing equipment and as evidenced by a Settlement Agreement dated June 15, 2015 between SBP and the Company.

(b)    The Company agrees that, during period commencing on the date of this Agreement and ending on the later of (i) September 30, 2015 and (ii) the date on which all of the Obligations shall have been satisfied in full (the “Exclusivity Period”), the Company will not, and will direct each of its and its affiliates’ respective officers, directors, managers, equity holders and agents (collectively, the “Company Parties”), not to (i) solicit, initiate or encourage any Alternative Bid (as defined below); (ii) enter into any agreement with respect to any Alternative Bid; or (iii) participate in any discussions or negotiations regarding, or furnish to any person or entity any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Bid. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Company Party or any of their respective affiliates, whether or not such person or entity is purporting to act on behalf of the Company, or otherwise, shall be deemed to be a breach of this Section 2(b) by the Company. The Company shall promptly (but in no event more than 24 hours after the receipt thereof by any Company Party) advise the Lender orally and in writing of any Alternative Bid or any inquiry with respect to or which could lead to any Alternative Bid, which notice shall include (i) the material terms and conditions of such Alternative Bid or inquiry (including the financial terms and other material terms and conditions thereof) and (ii) the identity of the person or entity making any such Alternative Bid or inquiry. As used in this Section 2(b), the term “Alternative Bid” shall mean any proposal to acquire in any manner (i) any equity security (including any equity-linked security) of the Company and/or (ii) any interest in the Company’s natural gas liquid (“NGL”) process designs, equipment, configurations, process workbooks, research data, formulae, and/or NGL flare to fuel conversion know-how, trade secrets or other intellectual property (the “NGL Technology”), whether by equity purchase, asset purchase, merger, joint venture, licensure or any other business relationship relating to the NGL Technology, other than transactions made in the ordinary course of the business of the Company consistent with past practice. The Company agrees that it will not, and agrees to cause the Company Parties not to, resume or continue existing activities, discussions or negotiations with any person or entity conducted previously with respect to any Alternative Bid. The Company hereby acknowledges that the Lender will rely on the agreements in this Section 2(b) in expending the time, money and effort needed to conduct its reviews and diligence and, if applicable, to negotiate toward the execution of definitive agreements to consummate the transactions contemplated by the Letter of Intent dated as of June 22, 2015 between the Company and the Lender.

(c)    The Company agrees that, during the period commencing upon the termination of the Exclusivity Period and ending on the six-month anniversary of the termination of the Exclusivity Period, the Company will not, and will direct each of the Company Parties not to, enter into any binding agreement or other commitment with respect to an Alternative Bid until the 30th day after the date on which the Company shall have provided written notice to the Lender of such Alternative Bid (the “Bid Notice”), which Bid Notice shall include (i) the material terms and conditions of such Alternative Bid (including the financial terms and other material terms and conditions thereof) and (ii) the identity of the person or entity making any such Alternative Bid. During such 30-day period, the Lender shall have the right, at its sole option, to make its own offer to acquire or license the NGL Technology (the “Lender Bid”). If the Lender declines to submit a Lender Bid within such 30-day period, or if the material terms of the Lender Bid do not in all respects match the material terms of the Alternative Bid as set forth in the Bid Notice, the Company may proceed to consummate the transaction contemplated by the Alternative Bid. If the material terms of the Lender Bid match the material terms of the Alternative Bid as set forth in the Bid Notice, then the parties shall work expeditiously to consummate the transaction contemplated by Lender Bid.
(d)    The Company acknowledges that it will be impossible to measure the damages that would be suffered by the Lender if the Company fails to comply with the provisions of this Section 2, and that, in the event of any such failure, the Lender will not have an adequate remedy at law. The Lender shall, therefore, be entitled to obtain specific performance of each of the Company’s obligations under Section 2 and to obtain immediate injunctive relief. The Company shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Lender has an adequate remedy at law.

3.Grant of Security Interest. As security for the Obligations, the Company hereby pledges to the Lender a security interest in all right, title and interests of the Company in and to the property described in Schedule 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”). Notwithstanding the foregoing, the security interest granted herein shall not extend to, and the term “Collateral” shall not include, the following assets (“Excluded Assets”): any equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in subsection (e) of the definition of Permitted Liens; provided, further, that such equipment or other property shall be deemed “Collateral” hereunder if such third party’s Lien is released or otherwise terminated.

4.General Representations and Warranties. The Company represents and warrants to the Lender that (a) the Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, and the performance by the Lender of its obligations under this Agreement, the Lender has (or in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) a perfected, first-priority security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; and (e) the originals of all documents evidencing all accounts receivable and payment intangibles of the Company and the only original books of account and records of the Company relating thereto are, and will continue to be, kept at the Principal Office of the Company or at such other locations as the Company may establish in accordance with Section 5(d).

5.Covenants Relating to Collateral. The Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to the Lender therein and the perfection and priority of such Lien, except for Permitted Liens, including without limitation, executing, delivering to the Lender, and/or recording, as the Lender may request, title documents and/or lien certificates sufficient to create and perfect the Lien on any vehicles, rolling stock or other Collateral; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 30 days’ written notice to the Lender, (i) not to change the Company’s name or place of business (or, if the Company has more than one place of business, its Principal Office), or the office in which the Company’s records relating to accounts receivable and payment intangibles are kept, (ii) not to change the Company’s state of organization, (iii) not to keep Collateral consisting of chattel paper at any location other than its current Principal Office, and (iv) not to keep Collateral consisting of equipment or inventory at any location other than its Principal Office or such other the locations as shall have been agreed to in writing by the Lender; (e) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by the Lender to perfect, maintain and protect its Lien hereunder and the priority thereof; (f) to appear in and defend any action or proceeding which may affect its title to or the Lender’s interest in the Collateral; (g) if the Lender gives value to enable the Company to acquire rights in or the use of any Collateral, to use such value for such purpose; (h) to keep separate, accurate and complete records of the Collateral and to provide the Lender with such records and such other reports and information relating to the Collateral as the Lender may reasonably request from time to time; (i) not to surrender or lose possession of (other than to the Lender), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; provided, however, that the Company may sell, lease, transfer, license or otherwise dispose of any of the Collateral in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, and (iii) non-exclusive licenses and similar arrangements for the use of the property of the Company; (j) if requested by the Lender, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to the Lender indicating that such chattel paper is subject to the security interest granted hereby; (k) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by the Lender; (l) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral; (m) to permit the Lender and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of the Company and its corporate, financial and operating records, and make abstracts therefrom, and to discuss the Company’s affairs, finances and accounts with its directors, officers and independent public accountants; and (n) to promptly notify the Lender in writing if the Company acquires a Commercial Tort Claim, and to provide a summary description of such claim, and grant to the Lender in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender.

6.Covenants Regarding Intellectual Property. The Company hereby agrees that:

(a)The Company will promptly (and in any event within five days) notify the Lender upon the filing, either by the Company or through any agent, employee, licensee or designee, of (i) an application for the registration of any patent or trademark with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any patent or trademark, which the Company may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any copyright or mask work, which the Company may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof. Upon the request of the Lender, the Company shall execute and deliver any and all agreements, instruments, documents and papers as the Lender may request to evidence the Lender’s security interest in such patent, trademark (and the goodwill and general intangibles of the Company relating thereto or represented thereby), copyright or mask work, and the Company authorizes the Lender to file an applicable notice of security interest, without first obtaining the Company’s approval of or signature, to record security interest with the Patent and Trademark Office or Copyright Office, as applicable;

(b)The Company shall maintain with each employee who may have access to the trade secrets of the Company an agreement by which such employee agrees not to disclose such trade secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee’s employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including patents and patent applications, to the Company and further requiring such employee to cooperate fully with the Company, its successors in interest, including the Lender, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee’s employment with the Company or after the termination of such employment.

7.Authorized Action by the Lender. The Company hereby irrevocably appoints the Lender as its attorney-in-fact (which appointment is coupled with an interest) and agrees that the Lender may perform (but the Lender shall not be obligated to and shall incur no liability to the Company or any third party for failure so to do) any act which the Company is obligated by this Agreement to perform, and to exercise such rights and powers as the Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of the Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that the Lender shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The Company agrees to reimburse the Lender upon demand for any reasonable costs and expenses, including attorneys’ fees, the Lender may incur while acting as the Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as the Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Lender’s possession; provided, however, that the Lender shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

8.Litigation and Other Proceedings.

(a)Prior to any Event of Default. The Company shall have the right and obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect any of the patents, trademarks, copyrights, mask works or trade secrets. No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for infringement, without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

(b)Upon and After an Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Lender shall have the right but not the obligation to bring suit or institute proceedings in the name of the Company or the Lender to enforce any rights in the Collateral, including any license thereunder, in which event the Company shall at the request of the Lender do any and all lawful acts and execute any and all documents reasonably required by the Lender in aid of such enforcement. If the Lender elects not to bring suit to enforce any right under the Collateral, including any license thereunder, the Company agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

9.Default and Remedies.

(a)Default. The Company shall be deemed in default under this Agreement upon the occurrence and during the continuance of an Event of Default.

(b)Remedies. Upon the occurrence and during the continuance of any such Event of Default, the Lender shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including the right to: (a) require the Company to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Lender deems appropriate. The Company hereby agrees that ten days’ notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of the Lender’s rights hereunder, the Company hereby grants to the Lender an irrevocable, non-exclusive license, exercisable without royalty or other payment by the Lender, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which the Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c)Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by the Lender at the time of, or received by the Lender after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by the Lender;

(ii)Second, to the payment to the Lender of the amount then owing or unpaid on the Note (to be applied first to outstanding principal and second to accrued interest);

(iii)Third, to the payment of other amounts then payable to the Lender; and

(iv)Fourth, to the payment of the surplus, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

10.Miscellaneous.

(a)Tax Payments. The Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement. Upon request by the Lender, the Company shall furnish evidence satisfactory to the Lender that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(b)Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or the Lender under this Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Lender:    American Power Group Corporation
7 Kimball Lane, Building A
Lynnfield, MA 01940
Attention: Chief Financial Officer

Telephone: (781) 224-2411
Facsimile: (781) 224-0114

Company:     Trident Resources LLC
110 Main Street
P.O. Box 45
Turtle Lake, North Dakota 58575
Telephone: _______________
Facsimile: _______________

(c)Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Company. Upon such termination the Lender hereby authorizes the Company to file any UCC termination statements necessary to effect such termination and the Lender will, at the Company’s expense, execute and deliver to the Company any additional documents or instruments as the Company shall reasonably request to evidence such termination.

(d)Nonwaiver. No failure or delay on the Lender’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(e)Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Lender. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(f)Assignments. This Agreement shall be binding upon and inure to the benefit of the Lender and the Company and their respective successors and assigns; provided, however, that the Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of the Lender.

(g)Cumulative Rights, etc. The rights, powers and remedies of the Lender under this Agreement shall be in addition to all rights, powers and remedies given to the Lender by virtue of any applicable law, rule or regulation of any governmental authority, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Lender’s rights hereunder. The Company waives any right to require the Lender to proceed against any Person or to exhaust any Collateral or to pursue any remedy in the Lender’s power.

(h)Payments Free of Taxes, Etc. All payments made by the Company under the Note or this Agreement shall be made by the Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, the Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement. Upon request by the Lender, the Company shall furnish evidence satisfactory to the Lender that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(i)Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(j)Expenses. The Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by the Lender in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Agreement.

(k)Construction. This Agreement and the Note are the result of negotiations among, and has been reviewed by, the Company, the Lender and their respective counsel. Accordingly, this Agreement and the Note shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or the Lender.

(l)Entire Agreement. This Agreement taken together with the Note and any other security documents executed pursuant to this Agreement constitute and contain the entire agreement of the Company and the Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(m)Other Interpretive Provisions. References in this Agreement to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include” and “including” and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

(n)Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Iowa applicable to contracts made and to be performed wholly therein and without reference to conflicts of law rules (except to the extent governed by the UCC). Each party to this Agreement hereby irrevocably agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the State of Iowa. Each party to this Agreement hereby covenants and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the State of Iowa and agrees that any process in any such action may be served upon such party personally or by certified mail or registered mail addressed to such party or its agent, return receipt requested, with the same full force and effect as if personally served upon such party in Iowa. Each party to this Agreement hereby waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

(o)Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO AND IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, DEMAND OR OTHER MATTER WHATSOEVER ARISING OUT OF THIS AGREEMENT OR THE NOTE OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED BY THIS AGREEMENT.

(p)Counterparts. This Agreement may be executed and delivered by original or facsimile signatures and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the day and year first above written.

TRIDENT RESOURCES LLC

By: /s/ Thomas Lockhart
Thomas Lockhart
Manager

AGREED:

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Schedule 1

to Loan and Security Agreement

All right, title, interest, claims and demands of the Company in and to the following property, except to the extent that such property is an Excluded Asset (as defined in the Agreement):

(i)	All Accounts;
(ii)	All Chattel Paper;
(iii)	All Commercial Tort Claims;
(iv)	All Deposit Accounts and cash;
(v)	All Documents;
(vi)	All Equipment;
(vii)	All General Intangibles;
(viii)	All Goods;
(ix)	All Instruments;
(x)	All Intellectual Property;
(xi)	All Inventory;
(xii)	All Investment Property;
(xiii)	All Letter-of-Credit Rights; and
(xiv)
To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know‑how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All capitalized terms used in this Schedule 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of Iowa as in effect from time to time.